Exhibit 99.1

Certification

Pursuant to 18 U.S.C. (S) 1350, the undersigned officer of Mine Safety Appliances Company (the “Company”), hereby certifies, to the best of his knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	May 14, 2003		/s/ JOHN T. RYAN III

		Name:	John T. Ryan III
		Title:	Chief Executive Officer

This certification is furnished solely pursuant to 18 U.S.C. (S) 1350 and is not being filed as part of the Report or as a separate disclosure document. A signed original of this written statement required by 18 U.S.C. (S) 1350 has been provided to Mine Safety Appliances Company and will be retained by Mine Safety Appliances Company and furnished to the Securities and Exchange Commission or its staff upon request.